UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

EVIO, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

2340 W. Horizon Ridge Pkwy #120 Henderson, NV	89052
(Address of principal executive offices)	(zip code)

702-748-9944
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement:

On May 1, 2019, EVIO, Inc. (the “Company’) executed an Intellectual Property License Agreement with Gexin Analytical Labs, LLC (“Gexin”), whereby Gexin would acquire exclusive rights to use the Company’s brand EVIO Labs, standardized operating procedures and accredited testing methodologies in the Counties of Los Angeles and Orange in the State of California. The initial term of the agreement is for a period of five years, commencing May 1, 2019 with an option to extend for an additional five-year period. The upfront Licensing Fee is $500,000 plus a 5% royalty on gross revenue commencing in year 2. Gexin paid $50K of the License Fee upon execution of this agreement and the remaining balance will be paid within 12 months.

A copy of the License Agreement is attached as Exhibit 10.1.

A copy of the press release issued in connection with the parties’ announcement of the License Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 1, 2019, EVIO Inc. (the “Company”) executed a sub-lease agreement with Gexin Analytical Labs, LLC to assume the remining portion of the company’s lease obligation in Costa Mesa, CA. The term of the sub-lease agreement commences on May 1, 2019 and continues through the remaining term of the agreement.

Item 9.01 Financial Statements and Exhibits.

10.1	Intellectual License Agreement by and between EVIO, Inc. and Gexin Analytical Labs LLC dated May 01, 2019.

99.1	Press release dated May 8, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, Inc.

Dated: May 8, 2019	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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